 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 8, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On November 8, 2024, the stockholders of The Estée Lauder Companies Inc. (the “Company”) approved amendments to The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the “Share Plan”). In general, these amendments to the Share Plan principally serve to:

•increase the aggregate number of shares of the Company’s Class A Common Stock available for issuance under the Share Plan pursuant to Benefits (as defined in the Share Plan) by 12,000,000;
•revise the minimum vesting provision to require all Benefits (other than, following stockholder approval of the amendments, Benefits representing (in the aggregate) a maximum of 600,000 shares of Class A Common Stock) be granted with a minimum earning/vesting period of 12 months (with carve outs for death, disability, retirement qualification, assumed awards and certain other events);
•provide a default treatment of  “double trigger” vesting of Benefits upon a change in control of the Company, unless (i) Benefits are not assumed or substituted or (ii) the committee administering the plan determines other treatment is appropriate;
•remove the individual cap on the number of shares of Class A Common Stock underlying Benefits that may be granted to a participant (other than a non-employee director) in any fiscal year; and
•clarify existing language throughout the plan.

The amendments also extended the term of the Share Plan to November 8, 2034. Additional information concerning the Share Plan can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on September 19, 2024.

The description above is qualified by reference to the text of the Share Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 8, 2024. Each share of the Company’s Class A Common Stock was entitled to one vote per share, and each share of the Company’s Class B Common Stock was entitled to ten votes per share. The matters voted upon and the results of the combined votes of Class A Common Stock and Class B Common Stock are set forth below.

Proposal One: Election of Directors.

Stockholders elected each of the following nominees as Class I directors to hold office for a term of three years until the 2027 Annual Meeting and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Fribourg	1,383,502,094	33,391,977	21,104,887
Jennifer Hyman	1,321,469,766	95,424,305	21,104,887
Arturo Nuñez	1,407,330,107	9,563,964	21,104,887
Barry S. Sternlicht	1,306,484,026	110,410,045	21,104,887

The continuing Class II Directors are Ronald S. Lauder, William P. Lauder, Richard D. Parsons, Lynn Forester de Rothschild, Jennifer Tejada, and Richard F. Zannino. The continuing Class III Directors are Charlene Barshefsky, Angela Wei Dong, Fabrizio Freda, Gary M. Lauder, and Jane Lauder.

Proposal Two: Ratification of Appointment of Independent Auditors.

Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,437,245,506	316,509	436,943	—
Proposal Three: Advisory Vote to Approve Executive Compensation.

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,318,895,954	97,539,821	458,296	21,104,887

Proposal Four: Approval of The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan.

As noted above, stockholders approved the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,355,011,620	61,418,229	464,222	21,104,887

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

10.1	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	November 13, 2024	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

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